Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Tiga Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Warrants to acquire New Grindr Common Stock (1)(2)	457(f)(1)	5,000,000	$0.70 (5)	$3,500,000.00 (5)	(8)	$385.70
Fees Previously Paid	Equity	New Grindr Common Stock (2)(3)	457(f)(1)	223,143,717	$10.25 (6)	$2,287,223,099.25 (6)	(9)	$212,025.58
Fees Previously Paid	Equity	Warrants to acquire New Grindr Common Stock (2)(4)	457(f)(1)	13,800,000	$0.21 (7)	$2,898,000.00 (7)	(9)	$268.64
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts							$212,679.93
	Total Fees Previously Paid							$212,294.23
	Total Fee Offsets							-
	Net Fee Due							$385.70

(1)
The number of redeemable warrants to acquire shares of New Grindr Common Stock being registered represents the number of redeemable warrants to acquire Grindr Series X Ordinary Units, as described herein, of Grindr Group LLC (“Grindr”) issued by Grindr, multiplied by the Exchange Ratio described herein.

(2)
Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
The number of shares of common stock of New Grindr (as defined below) being registered represents (i) the 27,600,000 Class A ordinary shares of Tiga Acquisition Corp. (“Tiga”) that were registered pursuant to the Registration Statement on Form S-1 (333-249853) (the “IPO registration statement”) and underlie the units offered by Tiga in its initial public offering (the “public shares”), which public shares automatically will be converted by operation of law into shares of common stock of New Grindr (the “New Grindr Common Stock”) in the Domestication (as defined below), (ii) 191,514,336 shares of New Grindr Common Stock to be issued in connection with the Merger described herein to certain holders of Grindr Series X Ordinary Units, as described herein, of Grindr as of immediately prior to the consummation of the Merger and (iii) 4,029,831 shares of New Grindr Common Stock that may be issued in connection with the Merger described herein to certain holders of Grindr’s equity awards (including options) to purchase Grindr Series X Ordinary Units in the event such equity awards are exercised prior to the consummation of the Merger.

(4)
The number of redeemable warrants to acquire shares of New Grindr Common Stock being registered represents the number of redeemable warrants to acquire public shares that were registered pursuant to the IPO registration statement and underlie the units offered by Tiga in its initial public offering (the “Tiga Public Warrants”). The Tiga Public Warrants will be converted by operation of law into redeemable warrants to acquire shares of New Grindr Common Stock in the Domestication. The number of warrants to acquire shares of New Grindr Common Stock being registered represents 13,800,000 Tiga Public Warrants.

(5)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Tiga Public Warrants, on the New York Stock Exchange on October 24, 2022 ($0.70 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC).  This calculation is in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.

(6)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Tiga Class A ordinary shares (the company to which New Grindr will succeed following the Domestication) on the New York Stock Exchange on May 6, 2022 ($10.25 per share) (such date being within five business days of the date that this registration statement was first filed with the SEC).  This calculation is in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.

(7)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Tiga Public Warrants, on the New York Stock Exchange on May 6, 2022 ($0.21 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC).  This calculation is in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.

(8)	Applicable fee rate is $110.20 per $1,000,000.

(9)	Applicable fee rate is $92.70 per $1,000,000.